                      THIRD CERTIFICATE OF DESIGNATION,
                     POWERS, PREFERENCES AND RIGHTS OF THE
                                PREFERRED STOCK
                                       OF
                        COLLEGE TELEVISION NETWORK, INC.
       _________________________________________________________________
                  Pursuant to the provisions of Section 151(g)

                       of the General Corporation Law of

                             the State of Delaware
       _________________________________________________________________

     College Television Network, Inc. (the "Corporation"), a corporation
                                            -----------
organized and validly existing under the General Corporation Law of the State of Delaware, filed its original Certificate of Incorporation with the Corporations Division on August 17, 1989. Under the provisions of and subject to the requirements of Section 151(g) of the General Corporation Law of the State of Delaware, the undersigned, desiring to set the designation, powers, preferences and rights of the authorized but unissued Convertible Preferred Stock of the Corporation, which was originally designated pursuant to a Certificate of Designation, Powers, Preferences and Rights of Preferred Stock filed July 22, 1999 (the "Original Certificate of Designations"), does hereby certify that the
           ------------------------------------
following resolutions were duly adopted by the Board of Directors of the Corporation at a special meeting held on August 30, 1999 and approved by a unanimous vote of the holders of the issued and outstanding Convertible Preferred Stock:

     WHEREAS, the Amended and Restated Certificate of Incorporation, dated November 10, 1997 ("Amended Certificate"), authorizes a class of stock
                    -------------------
designated as preferred stock (the "Preferred Stock"), comprising 2,000,000
                                    ---------------
shares, par value $0.001 per share, provides that such Preferred Stock may be issued from time to time in one or more series, and vests authority in the Board of Directors of the Corporation, within the limitations and restrictions stated in the FOURTH paragraph of the Amended Certificate, to fix or alter the voting powers, designation, preferences and relative participating, optional or other special rights, rights and terms of redemption, the redemption price or prices and the liquidation preferences of any series of Preferred Stock within the limitations set forth in the Delaware General Corporation Law; and

     WHEREAS, the Original Certificate of Designation designated 2,000,000 shares of the authorized Preferred Stock as Convertible Preferred Stock (the

"Convertible Preferred") and, as of August 30, 1999, there were 309,998 issued
 ---------------------
and outstanding shares of Convertible Preferred, and 1,690,002 shares of authorized and unissued Convertible Preferred; and

     WHEREAS, the Board of Directors by resolutions dated August 30, 1999, in accordance with Section 151(g) of the General Corporation Law of the State of Delaware reduced the number of authorized shares of Convertible Preferred by 1,690,002, to 309,998; and

     WHEREAS, by unanimous written consent, dated as of August 31, 1999, the holders of all of the issued and outstanding shares of Convertible Preferred approved the decrease in the designated authorized shares of Convertible Preferred; and

     WHEREAS, by the action of the Board of Directors to decrease the number of shares of Preferred Stock subject to the Original Certificate of Designation, such authorized but unissued shares of Convertible Preferred resumed the status which they had prior to the Original Certificate of Designation, i.e. that of Preferred Stock subject to Article Four of the Amended Certificate; and

     WHEREAS, the Corporation, by resolution of the Board of Directors of the Corporation, and pursuant to the Second Certificate of Designation, Powers, Preferences and Rights of the Series A Convertible Preferred Stock filed with the Corporations Division on August 31, 1999 (the "Second Certificate of
                                                   ---------------------
Designation"), cancelled all previous rights, preferences or designations for
-----------
the authorized but unissued Convertible Preferred which were set forth in the Original Certificate of Designation and designated 1,690,002 shares of the authorized but unissued Preferred Stock as Series A Convertible Preferred Stock (the "Series A Preferred") pursuant to the Second Certificate of Designation and
      ------------------
fixed the powers, preferences and relative participating rights, qualifications, limitations or restrictions of the Series A Convertible Preferred; and

     WHEREAS, pursuant to a Plan of Reclassification adopted by the Board of Directors and by a majority of the shareholders of the Corporation and filed with the Corporations Division on October 18, 1999 (the "Plan"), attached hereto
                                                         ----
as Exhibit A, all of the outstanding Convertible Preferred were reclassified
   ---------
into Series A Preferred on October 18, 1999, on a one for one basis; and

     WHEREAS, as of the date hereof, there are no issued and outstanding shares of Convertible Preferred; and

     WHEREAS, the Board of Directors of the Corporation has determined it to be in the best interests of the Corporation to redesignate the authorized, but unissued Convertible Preferred into Series A Preferred and to have the same voting powers, designations, preferences and rights, and the qualifications, limitations and restrictions thereof, so that all shares of Preferred Stock of the Corporation have the same voting rights, designations, preferences, rights, qualifications, limitations and restrictions as set forth in the Second Certificate of Designation.

     NOW, THEREFORE, BE IT RESOLVED, that the Corporation, does hereby cancel any previous rights, preferences or designations for the 309,998 shares of authorized, but unissued Convertible Preferred, and does hereby redesignate such 309,998 shares of Preferred Stock as Series A Convertible Preferred, with the powers, preferences and relative participating, optional or other special rights, qualifications, limitations or restrictions of Series A Preferred Stock, as set forth in the Second Certificate of Designation.


                  [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, College Television Network, Inc., has caused this Third Certificate to be executed by its duly authorized representative as of October 18, 1999.


                              COLLEGE TELEVISION NETWORK, INC.,
                              a Delaware corporation


                              By:  /s/ Patrick Doran
                                   -----------------
                              Its: Secretary and Chief Financial Officer
                                   -------------------------------------

EXHIBIT A
---------

                                 PLAN OF RECLASSIFICATION
                                 ------------------------

          THIS PLAN OF RECLASSIFICATION (this "Plan") dated as of August 31,
                                               ----
1999 is hereby adopted by College Television Network, Inc., a Delaware corporation (the Company").
                 -------

          WHEREAS, the Company has 309,998 shares of convertible preferred stock, par value $.001 per share (the "Convertible Preferred") issued and
                                       ---------------------
outstanding as of the date hereof;

          WHEREAS, the Company has designated a new class of convertible preferred stock, par value $.001 per share, designated as Series A Convertible Preferred Stock (the "Series A Convertible Preferred");
                      ------------------------------

          WHEREAS, the Company's Board of Directors and the holders of a majority of the outstanding shares of capital stock of the Company have approved the reclassification of the issued and outstanding 309,998 shares of Convertible Preferred into 309,998 shares of Series A Convertible Preferred, in accordance with the terms and conditions of this Plan; and

          WHEREAS, U-C Holdings, L.L.C., a Delaware limited liability company

("Holdings"), as the sole holder of Convertible Preferred, has consented to this
  --------
Plan.

          NOW, THEREFORE, BE IT RESOLVED, that the Company does hereby adopt the following Plan of Reclassification:

1. Effective automatically and immediately on the 20th day after the mailing of a Schedule 14C Information Statement to the shareholders of the Company in connection with this Plan, each outstanding share of Convertible Preferred shall automatically, and without any further action on the part of the Company or Holdings (other than the filing of the Plan with the Secretary of State of Delaware, which the Company shall do immediately after such 20 day period), pursuant to the terms of this Plan, be reclassified into and become one share of Series A Convertible Preferred. Each certificate representing shares of Convertible Preferred shall automatically be deemed to be a certificate for Series A Convertible Preferred; however upon delivery of the old Convertible Preferred stock certificates, Holdings may receive a new stock certificate for the Series A Convertible Preferred. This reclassification shall take effect regardless of and without giving effect to any reduction in the conversion price of the Convertible Preferred pursuant to any provision of the Certificate of Designation for the Convertible Preferred.

2. The Company does hereby acknowledge that upon the effectiveness of this Plan and the filing of this Plan with the office of the Secretary of State of the state of Delaware, there will be no shares of Convertible Preferred issued and outstanding and the Company will redesignate all shares of Convertible Preferred into Series A Convertible Preferred Stock pursuant to the Amendment to Certificate of Designation of Powers, Preferences and Rights of Preferred Stock substantially in the form of Exhibit A attached hereto.
     ---------
                                 [signature on following page]

          IN WITNESS WHEREOF, College Television Network, Inc., has caused this Plan of Reclassification to be executed by its duly authorized representative as of August 31, 1999.


                              /s/ Martin Grant
                              --------------------------------------
                              Martin Grant
                              President of College Television Network, Inc.


                                      -2-